UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): September 11, 2025

PROFUSA, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-41177	86-3437271
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

626 Bancroft Way, Suite A

Berkeley, CA 94710

(Address of principal executive offices, including zip code)

Registrant’s telephone number, including area code: (925) 997-6925

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.0001 per share	PFSA	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 3.01 Notice of Delisting or Failure to Satisfy a Continued Listing Rule or Standard; Transfer of Listing.

On September 11, 2025, Profusa, Inc. (the “Company”) received a notice (the “MVLS Notice”) from the Listing Qualifications Department of The Nasdaq Stock Market LLC (“Nasdaq”) notifying the Company that, based upon its review of the market value of listed securities (“MVLS”) of the Company’s common stock, par value $0.0001 per share (the “Common Stock”), from July 29, 2025 to September 10, 2025, the Company no longer meets Nasdaq Listing Rule 5450(b)(2)(A), which requires companies listed on the Nasdaq Global Market to maintain a minimum MVLS of $50,000,000.

Pursuant to Nasdaq Listing Rule 5810(c)(3)(C), the Company has been provided a compliance period of 180 calendar days, or until March 10, 2026, to regain compliance with Nasdaq Listing Rule 5450(b)(2)(A). If at any time during this compliance period, the Common Stock’s MVLS closes at $50,000,000 or more for a minimum of ten consecutive business days, Nasdaq will provide the Company with written confirmation of compliance and this matter will be closed, provided, however that Nasdaq may, in its discretion, require the Company to maintain the minimum MVLS for a period in excess of ten consecutive business days, but generally no more than 20 consecutive business days, before determining that the Company has demonstrated an ability to maintain long-term compliance.

In the event the Company does not regain compliance with Nasdaq Listing Rule 5450(b)(2)(A) prior to the expiration of the compliance period, the Company will receive written notification that the Company’s securities are subject to delisting. At that time, the Company may appeal the delisting determination to a hearings panel. Alternatively, the Company may consider applying to transfer the listing of the Company’s securities to the Nasdaq Capital Market, provided that the Company then satisfies the requirements for continued listing on that market.

The Company is monitoring the MVLS of its listed securities and is considering available options to regain compliance with Nasdaq’s continued listing standards. There can be no assurance that the Company will be able to regain compliance with Nasdaq Listing Rule 5450(b)(2)(A) or maintain compliance with other applicable Nasdaq listing requirements.

On September 11, 2025, the Company received a second notice (the “Bid Price Notice”, and together with the MVLS Notice, the “Notices”) from Nasdaq notifying the Company that, based upon its review of the closing bid price of the Common Stock, from July 29, 2025 to September 10, 2025, the Company no longer meets Nasdaq Listing Rule 5450(a)(1), which requires companies listed on the Nasdaq Global Market to maintain a minimum bid price of $1.00 per share.

Pursuant to Nasdaq Listing Rule 5810(c)(3)(A), the Company has been provided a compliance period of 180 calendar days, or until March 10, 2026, to regain compliance with Nasdaq Listing Rule 5450(a)(1). If at any time during this compliance period, the Common Stock has a closing bid price bid price of at least $1.00 per share for a minimum of ten consecutive business days, Nasdaq will provide the Company with written confirmation of compliance and this matter will be closed, provided, however that Nasdaq may, in its discretion, require the Company to maintain the minimum bid price for a period in excess of ten consecutive business days, but generally no more than 20 consecutive business days, before determining that the Company has demonstrated an ability to maintain long-term compliance.

In the event the Company does not regain compliance with Nasdaq Listing Rule 5450(a)(1) prior to the expiration of the compliance period, then Nasdaq may grant the Company a second 180 calendar day period to regain compliance, provided, among other things, the Company meets the continued listing requirement for market value of publicly-held shares and all other initial listing standards for The Nasdaq Global Market, other than the minimum bid price requirement, and notifies Nasdaq of its intent to cure the deficiency. If the Company does not regain compliance within the allotted compliance periods, including any extensions that may be granted by Nasdaq, Nasdaq will provide notice that the Common Stock will be subject to delisting. The Company would then be entitled to appeal that determination to a Nasdaq hearings panel.

The Company is monitoring the minimum bid price of its listed securities and is considering available options to regain compliance with Nasdaq’s continued listing standards. There can be no assurance that the Company will be able to regain compliance with Nasdaq Listing Rule 5450(a)(1) or maintain compliance with other applicable Nasdaq listing requirements.

The Notices have no immediate effect on the listing or trading of the Company’s common stock on the Nasdaq Global Market, which will continue to trade under the symbol “PFSA”, subject to the Company’s continued compliance with Nasdaq’s other continued listing requirements.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits

EXHIBIT INDEX

Exhibit No.	Description
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: September 16, 2025	Profusa, Inc.

	By:	/s/ Ben Hwang
	Name:	Ben Hwang
	Title:	Chief Executive Officer

2